Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:         Kevin R. Karas

Chief Financial Officer

402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

THIRD QUARTER 2014 RESULTS

LINCOLN, Nebraska (November 4, 2014) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announced results for the third quarter of 2014.

●	Net New Sales $8.1 million, up 30%
●	Total Contract Value $103.2 million
●	Revenue up 6% to $23.7 million
●	Net Income of $4.6 million, up 19%

Remarking on Company performance, Michael D. Hays, chief executive officer of National Research Corporation said, “Net new sales continue to register impressive gains across the product portfolio. Of particular note is our Market Insights product, which achieved a 48% year-to-date sales growth driven by the growing importance of branding.”

Revenue for the quarter ended September 30, 2014, was $23.7 million, compared to $22.4 million for the same quarter in 2013. Net income for the quarter ended September 30, 2014, was $4.6 million, compared to $3.8 million for the quarter ended September 30, 2013. Diluted earnings per share increased to $0.11 for Class A shares and $0.64 for Class B shares for the quarter ended September 30, 2014, from diluted earnings per share of $0.09 for Class A shares and $0.54 for Class B shares for the quarter ended September 30, 2013. Combined diluted earnings per share (a non-GAAP measure) increased to $0.19 for the quarter ended September 30, 2014, from $0.15 for the third quarter of 2013.

Regarding third quarter performance, Kevin Karas, chief financial officer of National Research Corporation, said, “The record net new sales performance positions the company to generate increased organic revenue growth rates into the fourth quarter of this year and the year 2015. From an earnings standpoint, we continue to enjoy leverage on incremental revenue which resulted in net income growth of 19% for the quarter.”

NRC Announces Third Quarter 2014 Results

November 4, 2014

In October, National Research made investments in two strategic technologies to advance the company’s commitment to empowering consumer-centric healthcare across the continuum.  The first, an asset purchase, creates a Center of Excellence in Atlanta, Georgia, responsible for developing novel solutions to enhance consumer decision-making in the selection of healthcare providers.  The second, a seed investment, creates an option for a later acquisition of a partner company that has developed a talent-matching solution to accelerate the formation of high-performing teams.  Both solutions will be launched to market in 2015.

A listen-only simulcast of National Research Corporation’s 2014 third quarter conference call will be available online at http://www.media-server.com/m/p/boqud8ua on November 5, 2014, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 33 years, National Research Corporation has been at the forefront of patient-centered care, helping healthcare providers measure and improve quality and services through analytics that offer a rich understanding of customers’ experiences, preferences, risks and behaviors across the healthcare continuum.

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that calculate combined earnings per share based on combined Class A and Class B shares and share equivalents outstanding, respectively. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. Please note that the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company's core business operations and to compare the company's performance with prior periods. The company uses both GAAP and these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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NRC Announces Third Quarter 2014 Results

November 4, 2014

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenue	$23,682	$22,407	$73,713	$69,667

Operating expenses:
Direct	9,769	9,452	30,871	29,196
Selling, general and administrative	5,805	6,019	18,154	18,903
Depreciation and amortization	949	907	2,810	2,788
Total operating expenses	16,523	16,378	51,835	50,887

Operating income	7,159	6,029	21,878	18,780

Other income (expense):
Interest income	22	14	58	45
Interest expense	(76)	(91)	(236)	(309)
Other, net	2	(4)	16	28

Total other expense	(52)	(81)	(162)	(236)

Income before income taxes	7,107	5,948	21,716	18,544

Provision for income taxes	2,555	2,135	7,659	6,827

Net income	$4,552	$3,813	$14,057	$11,717

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.11	$0.09	$0.34	$0.28
Class B	$0.66	$0.55	$2.03	$1.70
Diluted Earnings Per Share:
Class A	$0.11	$0.09	$0.33	$0.28
Class B	$0.64	$0.54	$1.99	$1.67

Weighted average shares and share equivalents outstanding
Class A - basic	20,771	20,672	20,761	20,671
Class B - basic	3,474	3,445	3,472	3,445
Class A - diluted	21,035	21,111	21,078	21,087
Class B - diluted	3,536	3,514	3,538	3,513

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NRC Announces Third Quarter 2014 Results

November 4, 2014

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	Sep. 30, 2014	Dec. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$39,063	$22,092
Accounts receivable, net	10,924	11,043
Income taxes receivable	156	357
Other current assets	3,059	3,074
Total current assets	53,202	36,566

Property and equipment, net	11,943	11,898
Goodwill	57,475	57,593
Other, net	4,443	5,031
Total Assets	$127,063	$111,088

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,498	$3,230
Deferred revenue	16,983	13,885
Accrued compensation	4,084	4,319
Income taxes payable	112	92
Notes payable	2,310	2,256
Total Current Liabilities	26,987	23,782

Non-current liabilities	13,768	15,551

Total Liabilities	40,755	39,333

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Class A Common stock, $0.001 par value; auth orized 60,000,000 shares, issued 25,372,186 in 2014 and 25,285,029 in 2013, outstanding 20,808,304 in 2014 and 20,768,784 in 2013	25	25
Class B Common stock, $0.001 par value; authorized 80,000,000 shares, issued 4,234,643 in 2014 and 4,220,117 in 2013, outstanding 3,480,217 in 2014 and 3,467,410 in 2013	4	4
Additional paid-in capital	44,127	42,192
Retained earnings	72,099	58,042
Accumulated other comprehensive income (loss)	(231)	302
Treasury stock	(29,716)	(28,810)
Total shareholder’s equity	86,308	71,755
Total liabilities and shareholders’ equity	$127,063	$111,088

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NRC Announces Third Quarter 2014 Results

November 4, 2014

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Non-GAAP Combined Earnings Per Share Schedule

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Combined Earnings Per Share
Basic Earnings Per Share	$0.19	$0.16	$0.58	$0.49
Diluted Earnings Per Share	$0.19	$0.15	$0.57	$0.48

Combined weighted average shares and share equivalents outstanding
Combined - Basic	24,245	24,117	24,234	24,116
Combined - Diluted	24,571	24,625	24,617	24,600

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